EXHIBIT 11
KSW, INC.

STATEMENT REGARDING COMPUTATION
OF NET EARNINGS (LOSS) PER SHARE

NINE MONTHS

ENDED 9/30/98 NINE MONTHS
-------------------------

ENDED 9/30/97 THREE MONTHS
--------------------------

ENDED 9/30/98 THREE MONTHS
--------------------------

ENDED 9/30/97
-------------
Net earnings/(loss)


$    (639,000)
--------------
$     577,000.
--------------
$      17,000
-------------
$      63,000 EARNINGS/(LOSS) PER SHARE - PRIMARY
-------------------------------------------------
Weighted average shares outstanding
  during the period



      5,461,792
===============

      5,542,061
===============

      5,461,792
================

      5,542,061 Earnings/(loss) per common share - Primary
===========================================================


$           (.12)
=================
$            .10
================
$              0
================
$            .01 EARNINGS/(LOSS) PER SHARE - DILUTED
====================================================
Weighted average shares outstanding
  during the period



     5,461,792

     5,542,061
              =
     5,461,792

     5,542,061 Common and Common Stock equivalent shares using the treasury stock method


     238,667
------------
     348,571
------------
      93,858
------------
     277,273   Total shares outstanding for purposes of
------------   calculating fully diluted earnings/(loss)


     5,700,459
==============
     5,890,632
==============
     5,555,650
==============
     5,819,334  Earnings/(Loss) per common and common Equivalent share - Diluted
==============


$         (.11
==============
$          .10
==============
$            0
==============
$          .01
==============